Exhibit 4.1

Execution Version

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

CLEARWAY ENERGY LLC

Dated and effective as of

May 1, 2026

THE LIMITED LIABILITY COMPANY INTERESTS IN CLEARWAY ENERGY LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CLEARWAY ENERGY LLC

This FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Clearway Energy LLC, a Delaware limited liability company (the “Company”), dated and effective as of 12:01 a.m., Eastern Time, on May 1, 2026 (the “Effective Time”), is made by and among the Members (as defined below).

WHEREAS, as of March 5, 2013, NRG Energy Inc., a Delaware corporation (“NRG”), at that time the sole stockholder of Clearway Energy, Inc. (formerly known as NRG Yield, Inc.), a Delaware corporation (“Clearway Inc.”), formed the Company under the Act (as defined below) under the name “NRG Yieldco LLC” by executing the Limited Liability Agreement of NRG Yieldco LLC (the “Original Agreement”) and filing a Certificate of Formation with the Office of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), at which time NRG was issued 1,000 Units;

WHEREAS, as of May 17, 2013, NRG filed with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Formation of the Company, which changed the Company’s name from “NRG Yieldco LLC” to “NRG Yield LLC” under the Act, and NRG amended and restated the Original Agreement in its entirety (the “First Amended Agreement”);

WHEREAS, as of July 16, 2013, NRG amended and restated the First Amended Agreement in its entirety in connection with Clearway Inc.’s initial public offering to provide for, among other things, the designation of Clearway Inc. as the Managing Member of the Company and to create another class of limited liability company interests of the Company (the “Second Amended Agreement”);

WHEREAS, as of May 14, 2015, NRG and Clearway Inc. amended and restated the Second Amended Agreement in its entirety (the “Third Amended Agreement”) in connection with a recapitalization of Clearway Inc. and the Company, pursuant to which (i) each share of Class A Common Stock (as defined below) of Clearway Inc. was split into one share of Class A Common Stock and one share of Class C Common Stock (as defined below), (ii) each share of Class B Common Stock (as defined below) of Clearway Inc. was split into one share of Class B Common Stock and one share of Class D Common Stock (as defined below), (iii) each Class A Unit (as defined below) of the Company was recapitalized into one Class A Unit and one Class C Unit (as defined below) and (iv) each Class B Unit (as defined below) of the Company was recapitalized into one Class B Unit and one Class D Unit (as defined below);

WHEREAS, as of August 31, 2018, Clearway Inc. and Clearway Energy Group LLC (formerly known as Zephyr Renewables LLC), a Delaware limited liability company (“CEG”), amended and restated the Third Amended Agreement in its entirety (the “Fourth Amended Agreement”) in connection with that certain Purchase and Sale Agreement, pursuant to which NRG sold to GIP III Zephyr Acquisition Partners, L.P. one hundred percent (100%) of the outstanding membership interests of CEG, which included ownership by CEG of (a) one hundred percent (100%) of the shares of Class B Common Stock and one hundred percent (100%) of the shares of Class D Common Stock and (b) one hundred percent (100%) of the Class B Units and one hundred percent (100%) of the Class D Units;

WHEREAS, as of August 31, 2018, the Company filed with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Formation of the Company, which changed the Company’s name from “NRG Yield LLC” to “Clearway Energy LLC” under the Act;

WHEREAS, on October 28, 2024, the Company, Clearway Inc. and CEG entered into that certain Second Amended and Restated Exchange Agreement, dated as of October 28, 2024 (the “Prior Exchange Agreement”), pursuant to which the CEG Member (as defined below) was entitled to, from time to time, (i) exchange its Class B Units for shares of Class A Common Stock and (ii) exchange its Class D Units for shares of Class C Common Stock, in each case, on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications;

WHEREAS, as of immediately prior to the Effective Time, Clearway Inc. owned (i) 34,613,853 Class A Units, which represented 100% of the Class A Units issued and outstanding as of immediately prior to the Effective Time, and (ii) 86,554,172 Class C Units, which represented 100% of the Class C Units issued and outstanding as of immediately prior to the Effective Time;

WHEREAS, on April 29, 2026, Clearway Inc. filed with the Delaware Secretary of State a Fifth Amended and Restated Certificate of Incorporation of Clearway Inc., pursuant to which, among other things, each share of Class A Common Stock is being converted into one share of Class C Common Stock, effective as of the Effective Time (the “Class A Common Stock Conversion”);

WHEREAS, in connection with the Class A Common Stock Conversion, the Members desire to convert each Class A Unit issued and outstanding as of immediately prior to the Effective Time into one Class C Unit, effective as of the Effective Time, in accordance with the terms and conditions set forth in Section 3.1(c) of this Agreement (the “Class A Unit Conversion”);

WHEREAS, in anticipation of the Class A Common Stock Conversion, on April 1, 2026, the Company, Clearway Inc. and CEG amended and restated the Prior Exchange Agreement in its entirety by entering into the Exchange Agreement (as defined below), pursuant to which the CEG Member may, from time to time, (i) exchange its Class B Units for shares of Class C Common Stock (rather than shares of Class A Common Stock) and (ii) exchange its Class D Units for shares of Class C Common Stock, in each case, on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications; and

WHEREAS, the parties hereto desire to amend and restate the Fourth Amended Agreement in its entirety as provided in this Agreement to, among other things, reflect the Class A Common Stock Conversion, the Class A Unit Conversion and the entry into the Exchange Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and provisions hereinafter contained, the Members hereby adopt the following:

Article I
DEFINITIONS

Section 1.1.            Definitions.

As used in this Agreement, the following terms have the following meanings:

“Act” means the Delaware Limited Liability Company Act, as amended.

“Additional Member” means any Person that has been admitted to the Company as a Member pursuant to Section 7.4 by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such Fiscal Year, are reasonably expected to be allocated to such Member in subsequent years under Section 706(d) of the Code and Treasury Regulations Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such Fiscal Year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(b)(i) or Section 5.1(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b) (2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Unit shall be the amount that such Adjusted Capital Account would be if such Unit were the only interest in the Company held by such Member from and after the date on which such Unit was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.3(c)(i) or Section 3.3(c)(ii).

“Affiliate” means, with respect to any Person, any Person directly or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with such Person.

“Agreed Value” of any Contributed Property means the Fair Market Value of such property or other consideration at the time of contribution as determined by the Managing Member, without taking into account any liabilities to which such Contributed Property was subject at such time. The Managing Member shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single transaction or series of related transactions among each separate property on a basis proportional to the Fair Market Value of each Contributed Property.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Assignee” means any Transferee to which a Member or another Assignee has Transferred all or a portion of its interest in the Company in accordance with the terms of this Agreement, but that is not admitted to the Company as a Member.

“Bankruptcy” means, with respect to any Person, (a) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (b) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.3 of this Agreement.

“Capital Contribution” means, with respect to any Member, the amount of any cash or cash equivalents or the Fair Market Value of other property contributed or deemed to be contributed to the Company by such Member with respect to any Unit or other Equity Securities issued by the Company (net of liabilities assumed by the Company or to which such property is subject).

“Carrying Value” means (a) with respect to a Contributed Property, subject to the following sentence, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, subject to the following sentence and Section 3.3(b)(iv), the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.3(c)(i) and Section 3.3(c)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.

“CEG Member” means CEG and its Permitted Transferees.

“Certificate” means the Certificate of Formation of the Company, as filed with the Delaware Secretary of State.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of Clearway Inc., all of which shares of Class A Common Stock are being converted into shares of Class C Common Stock, effective as of the Effective Time, pursuant to the Class A Common Stock Conversion.

“Class A Common Stock Conversion” has the meaning set forth in the recitals of this Agreement.

“Class A Unit” means a Unit that, prior to the Class A Unit Conversion, represented a fractional part of the equity interest in the Company having the rights and obligations specified with respect to the Class A Units in the Fourth Amended Agreement, all of which Class A Units are deemed to be converted into Class C Units, effective as of the Effective Time, pursuant to the Class A Unit Conversion. For the avoidance of doubt, as of the Effective Time, no Class A Units remain outstanding and no additional Class A Units are issuable under this Agreement.

“Class A Unit Conversion” has the meaning set forth in the recitals of this Agreement.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of Clearway Inc.

“Class B Member” means a holder of Class B Units as relates to the ownership of such Units, executing this Agreement as a Class B Member or hereafter admitted to the Company as a Class B Member as provided in this Agreement, but does not include any Person who has ceased to be a Member.

“Class B Unit” means a Unit representing a fractional part of the equity interest in the Company having the rights and obligations specified with respect to the Class B Units in this Agreement.

“Class C Common Stock” means the Class C common stock, par value $0.01 per share, of Clearway Inc.

“Class C Common Stock Sale” means the sale or issuance by Clearway Inc. of one or more shares of Class C Common Stock for cash.

“Class C Member” means a holder of Class C Units as relates to the ownership of such Units, executing this Agreement as a Class C Member or hereafter admitted to the Company as a Class C Member as provided in this Agreement, but does not include any Person who has ceased to be a Member.

“Class C Unit” means a Unit representing a fractional part of the equity interest in the Company having the rights and obligations specified with respect to the Class C Units in this Agreement.

“Class D Common Stock” means the Class D common stock, par value $0.01 per share, of Clearway Inc.

“Class D Member” means a holder of Class D Units as relates to the ownership of such Units, executing this Agreement as a Class D Member or hereafter admitted to the Company as a Class D Member as provided in this Agreement, but does not include any Person who has ceased to be a Member.

“Class D Unit” means a Unit representing a fractional part of the equity interest in the Company having the rights and obligations specified with respect to the Class D Units in this Agreement.

“Clearway Inc.” has the meaning set forth in the recitals of this Agreement.

“Clearway Inc. Charter” means the Restated Certificate of Incorporation of Clearway Inc., as restated as of May 1, 2026, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Treasury Regulations Section 1.704-2(d).

“Control” (including the correlative terms “Controlled by” and “Controlling”) means, when used with reference to any Person, the possession, directly or indirectly, of the power to direct, or to cause the direction of, the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Contributed Property” means any property contributed to the Company by a Member.

“Delaware Secretary of State” has the meaning set forth in the recitals of this Agreement.

“Economic Risk of Loss” has the meaning set forth in Section 5.1(b)(vi).

“Effective Time” has the meaning set forth in the preamble of this Agreement.

“Equity Securities” means, as applicable, (i) any capital stock, limited liability company or membership interests, partnership interests, or other equity interest, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interests, or other equity interest or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, limited liability company or membership interests, partnership interest, other equity interest or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interest, other equity interests or securities containing any profit participation features, (iv) any equity appreciation rights, phantom equity rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination, recapitalization, merger, consolidation or other reorganization.

“Exchange” means the exchange of Class B Units or Class D Units for Class C Common Stock pursuant to this Agreement and the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as in effect from time to time.

“Exchange Agreement” means the Third Amended and Restated Exchange Agreement, dated as of April 1, 2026, among the Managing Member, the Company and the Persons from time to time party thereto, as it may be amended or supplemented from time to time.

“Exchange Election” has the meaning set forth in Section 3.2(c)(i).

“Exchange Shares” has the meaning set forth in Section 3.2(c)(ii).

“Exchanging Class B Member” means a Class B Member Transferring Class B Units as contemplated in Section 3.2(c).

“Exchanging Class D Member” means a Class D Member Transferring Class D Units as contemplated in Section 3.2(c).

“Fair Market Value” means, with respect to any assets or securities, the fair market value for such assets or securities as determined in good faith by the Managing Member in its sole discretion.

“First Amended Agreement” has the meaning set forth in the recitals hereof.

“Fiscal Year” means the fiscal year of the Company which shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

“Fourth Amended Agreement” has the meaning set forth in the recitals of this Agreement.

“GAAP” means accounting principles generally accepted in the United States of America, consistently applied and maintained throughout the applicable periods.

“HSR Act” has the meaning set forth in Section 7.2(f).

“Income” means individual items of Company income and gain determined in accordance with the definitions of Net Income and Net Loss.

“Indemnitees” means (a) any Person who is or was a member, partner, shareholder, director, officer, fiduciary or trustee of the Company or any Affiliate of the Company, (b) any Person who is or was serving at the request of the Managing Member as an officer, director, member, partner, fiduciary or trustee of another Person, in each case, acting in such capacity (provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services) and (c) any Person the Managing Member designates as an “Indemnitee” for purposes of this Agreement.

“Loss” means individual items of Company loss and deduction determined in accordance with the definitions of Net Income and Net Loss.

“Managing Member” means, initially, Clearway Inc. and any assignee to which the managing member of the Company Transfers all Units held by such managing member of the Company that is admitted to the Company as the managing member of the Company, in its capacity as the managing member of the Company.

“Member” means each Person listed on the Schedule of Members on the date hereof (including the Managing Member) and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement.

“Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth for the term “partner nonrecourse debt minimum gain” in Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deduction” has the meaning set forth for the term “partner nonrecourse deduction” in Treasury Regulation Section 1.704-2(i)(1).

“Membership Interests” means, collectively, the limited liability company interests of the Members in the Company as represented by Units.

“Membership Interest Certificate” has the meaning set forth in Section 3.7.

“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 3.3(b) and shall not include any items specially allocated under Section 5.1(b).

“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 3.3 and shall not include any items specially allocated under Section 5.1(b).

“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulations Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

“NRG” has the meaning set forth in the recitals of this Agreement.

“Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 6.2, subject to any resolution of the Managing Member appointing such Person as an officer of the Company or relating to such appointment.

“Original Agreement” has the meaning set forth in the recitals hereof.

“Partnership Representative” has the meaning set forth in Section 8.4(d).

“Percentage Interest” means, with respect to any Member as of any date of determination, the product obtained by multiplying 100% by the quotient obtained by dividing the number of Units held by such Member by the total number of all outstanding Units.

“Permitted Transferee” means with respect to any Person, any Affiliate of such Person.

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity, including any governmental entity.

“Prior Exchange Agreement” has the meaning set forth in the recitals of this Agreement.

“Reclassified Units” has the meaning set forth in Section 3.2(c)(i).

“Required Allocations” has the meaning set forth in Section 5.1(b)(ix)(A).

“Schedule of Members” has the meaning set forth in Section 3.1(b).

“Second Amended Agreement” has the meaning set forth in the recitals of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder as in effect from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof that is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control the management of any such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 7.4 with all the rights of a Member and who is shown as a Member on the Schedule of Members.

“Successor in Interest” means any (i) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (ii) assignee for the benefit of the creditors of, or (iii) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of.

“Tax Matters Member” has the meaning set forth in Section 8.4(d).

“Third Amended Agreement” has the meaning set forth in the recitals of this Agreement.

“Transfer” means sell, assign, convey, contribute, distribute, give, or otherwise transfer, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, or any act of the foregoing, including any Transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage; provided, that any Transfer of Equity Securities in a private equity or infrastructure fund or its affiliated funds or Transfers of such Equity Securities to direct or indirect limited partners or other equityholders thereof (including in connection with Transfers of such Equity Securities at or in connection with the end of such fund’s term) shall not be deemed to be a Transfer. The terms “Transferee,” “Transferor,” “Transferred,” “Transferring Member,” “Transferor Member” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means the Class B Units, the Class C Units, the Class D Units and any other series of limited liability company interests in the Company denominated as “Units” that are established in accordance with this Agreement, which shall constitute limited liability company interests in the Company as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property as of such date (as determined under Section 3.3(c)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.3(c) as of such date).

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.3(c) as of such date) over (b) the Fair Market Value of such property as of such date (as determined under Section 3.3(c)).

Section 1.2.            Other Definitions. Other terms defined herein have the meanings so given them.

Section 1.3.            Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, all references to “including” shall be construed as meaning “including without limitation” and all references to Exhibits are to Exhibits attached to this Agreement, each of which is made a part for all purposes.

Article II
ORGANIZATIONAL AND OTHER MATTERS

Section 2.1.            Formation. The Company was formed as a Delaware limited liability company on March 5, 2013 by the execution and filing of a Certificate of Formation of the Company (the “Certificate”) by an authorized person under and pursuant to the Act and the execution of the Original Agreement. The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. This Agreement is the “limited liability company agreement” of the Company within the meaning of Section 18-101(7) of the Act. To the extent that this Agreement is inconsistent in any respect with the Act, this Agreement shall, to the extent permitted by the Act, control.

Section 2.2.            Name. The name of the Company is “Clearway Energy LLC”. The business of the Company has been and shall be conducted under that name, or under any other name adopted by the Managing Member in accordance with the Act. Subject to the Act, the Managing Member may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person. Prompt notification of any such change shall be given to all Members.

Section 2.3.            Limited Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are and shall be the debts, obligations and liabilities solely of the Company, and a Member shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member.

Section 2.4.            Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company in the State of Delaware shall be the initial registered office designated in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent designated in the Certificate or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law. The registered office of the Company in the United States shall be at the place specified in the Certificate, or such other place(s) as the Managing Member may designate from time to time. The Company may have such other offices as the Managing Member may determine appropriate.

Section 2.5.            Purpose; Powers. The Company may carry on any lawful business, purpose or activity permitted by the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Subject to the provisions of this Agreement and except as prohibited by the Act, (i) the Company may, with the approval of the Managing Member, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member and (ii) the Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

Section 2.6.            Existing and Good Standing; Foreign Qualification. The Managing Member may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.7.            Term. The Company commenced on the date the Certificate was filed with the Delaware Secretary of State and shall continue in existence until it is liquidated or dissolved in accordance with this Agreement and the Act.

Section 2.8.             No State Law Partnership.

(a)            The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer by virtue of this Agreement, for any purposes other than as is set forth in the last sentence of this Section 2.8(a), and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, as of the date Clearway Inc. first became a Member, and each Member, Assignee and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Neither the Company nor any Member shall take any action inconsistent with such treatment.

(b)            So long as the Company is treated as a partnership for federal income tax purposes, to ensure that Units are not traded on an established securities market within the meaning of Treasury Regulations Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), notwithstanding anything to the contrary contained herein, (i) the Company shall not participate in the establishment of any such market or the inclusion of its Units thereon, and (ii) the Company shall not recognize any Transfer made on any such market by: (A) redeeming the Transferor Member (in the case of a redemption or repurchase by the Company); or (B) admitting the Transferee as a Member or otherwise recognizing any rights of the Transferee, such as a right of the Transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

Article III
MEMBERS; CAPITALIZATION

Section 3.1.            Members; Units.

(a)            Limited Liability Company Interests. Interests in the Company shall be represented by Units, or such other Equity Securities in the Company, or such other Company securities, in each case as the Managing Member may establish in its sole discretion in accordance with the terms hereof. As of the Effective Time, the Units are comprised of three Classes: “Class B Units,” “Class C Units,” and “Class D Units.”

(b)            Schedule of Units; Schedule of Members. The Company shall maintain a schedule setting forth (i) the name and address of each Member, (ii) the number of Units (by Class) owned by such Member, (iii) the aggregate number of outstanding Units by Class (including rights, options or warrants convertible into or exchangeable or exercisable for Units), and (iv) the aggregate amount of cash Capital Contributions that have been made by each of the Members and the Fair Market Value of any property other than cash contributed by each of the Members with respect to such Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). The Schedule of Members shall be the definitive record of ownership of each Unit or other Equity Security in the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units or other Equity Securities in the Company for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units or other Equity Securities in the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

(c)            Class A Unit Conversion. Effective as of the Effective Time, (i) each Class A Unit issued and outstanding as of immediately prior to the Effective Time is deemed, without further action on the part of the Company or any Member, to be converted into one Class C Unit, (ii) such Class A Units are deemed, without any further action on the part of the Company or any Member, to be cancelled and null, void and of no further force or effect and (iii) no additional Class A Units shall be issuable under this Agreement. Each of the Company and the Members shall treat the Class A Unit Conversion for U.S. federal, state and local income tax purposes as a tax-free amendment to the terms of and/or tax-free Section 721 exchange of the Membership Interests in the Company held by Clearway Inc. which does not result in any shift or other reallocation of capital among the Members. The provisions of this Agreement shall be interpreted and applied consistently with such treatment and neither the Company nor any Member shall take any position inconsistent with such treatment on any report, return, claim for refund or other filing for federal, state or other tax purposes unless each party hereto agrees otherwise or as otherwise may be required by a “determination” within the meaning of Section 1313(a) of the Code (or any analogous or corresponding concept under state or local applicable law).

(d)            Class B Units. The Schedule of Members sets forth the identity of all Class B Members and the number of Class B Units held by each Class B Member. Class B Units are issuable to the CEG Member. Upon the Exchange contemplated in any Exchange Election, the Class B Units covered by such Exchange Election shall be exchanged for Exchange Shares pursuant to the Exchange Agreement and, in connection with such Exchange, reclassified as Class C Units. The Class B Units shall rank pari passu with, and have all the same rights (including the rights to share in Net Income and Net Loss or items thereof and distributions made in accordance with ARTICLE IV) and be subject to all of the same obligations, as the Class C Units and the Class D Units.

(e)            Class C Units. The Schedule of Members sets forth the identity of all Class C Members and the number of Class C Units held by each Class C Member. The Class C Units shall rank pari passu with, and have all the same rights (including the rights to share in Net Income and Net Loss or items thereof and distributions made in accordance with ARTICLE IV) and be subject to all of the same obligations, as the Class B Units and the Class D Units.

(f)            Class D Units. The Schedule of Members sets forth the identity of all Class D Members and the number of Class D Units held by each Class D Member. Class D Units are issuable to the CEG Member. Upon the Exchange contemplated in any Exchange Election, the Class D Units covered by such Exchange Election shall be exchanged for Exchange Shares pursuant to the Exchange Agreement and, in connection with such Exchange, reclassified as Class C Units. The Class D Units shall rank pari passu with, and have all the same rights (including the rights to share in Net Income and Net Loss or items thereof and distributions made in accordance with ARTICLE IV) and be subject to all of the same obligations, as the Class B Units and the Class C Units.

Section 3.2.            Class C Common Stock Sale; Exchanges; Authorization and Issuance of Additional Units.

(a)            General. Notwithstanding anything expressed or implied to the contrary in this Agreement (including Section 7.4 hereof), neither a Class B Member nor a Class D Member may Transfer, directly or indirectly, all or any portion of its respective Class B Units or Class D Units, except in connection with (i) a Class C Common Stock Sale, (ii) a Transfer of such Units in accordance with the procedures set forth in Section 3.2(c) or (iii) a Transfer of Class B Units or Class D Units held by such Class B Member or Class D Member, as applicable (as an “Exchanging Class B Member” or “Exchanging Class D Member,” as applicable) to one or more Permitted Transferees in accordance with Section 7.3. No Transfer of any Class B Units by a Class B Member or of any Class D Units by a Class D Member to a Permitted Transferee shall effect a release of the transferring Class B Member’s or Class D Member’s obligations under this Agreement to the Class C Members, and as a condition to such Transfer, each such Permitted Transferee shall expressly assume in writing all of the obligations of the transferring Class B Member or Class D Member, as applicable, whether arising prior to, on or after the date of Transfer, to the Class C Members.

(b)            Class C Common Stock Sale. In connection with any Class C Common Stock Sale, the Managing Member shall cause the Company to use the related net cash proceeds from such sale (upon the receipt thereof from Clearway Inc.) to either (i) issue Class C Units, in an amount equal to the number of shares of Class C Common Stock related to such Class C Common Stock Sale, to the Class C Member or (ii) as contemplated in the Exchange Agreement, purchase Class B Units or Class D Units from one or more “Clearway LLC Unitholders” under the Exchange Agreement, which Class B Units or Class D Units, as applicable, shall automatically be reclassified into Class C Units upon the consummation of the purchase set forth in this clause (ii). Alternatively, the Managing Member shall cause Clearway Inc. to use a portion of the net cash proceeds to purchase Class B Units or Class D Units from the CEG Member, which Class B Units or Class D Units then will convert into Class C Units immediately upon such purchase. The determination of whether to apply the net cash proceeds received by the Company from any Class C Common Stock Sale in accordance with (i) or (ii) set forth in this Section 3.2(b) or in accordance with the immediately preceding sentence of this Section 3.2(b) shall be made in the Managing Member’s sole discretion.

(c)            Exchanges.

(i)            Step 1. An Exchanging Class B Member or an Exchanging Class D Member shall deliver to the Managing Member the written election of exchange (an “Exchange Election”) as contemplated by Section 2.1(b) of the Exchange Agreement. Upon the Exchange contemplated by an Exchange Election, the number of Class B Units or Class D Units designated in the Exchange Election shall be reclassified into an equal number of Class C Units (such Class C Units, the “Reclassified Units”) and such Reclassified Units shall be exchanged as contemplated by Step 2 below and the Exchange Agreement.

(ii)            Step 2. The Reclassified Units shall be delivered to Clearway Inc. in exchange for shares of Class C Common Stock (“Exchange Shares”) as contemplated by the Exchange Agreement, which shares of Class C Common Stock shall be delivered by or on behalf of the Company to the Exchanging Class B Member or Exchanging Class D Member, as applicable (as set forth in the Exchange Election). The Reclassified Units shall be deemed automatically issued to Clearway Inc. upon the issuance of the Exchange Shares to the Exchanging Class B Member or Exchanging Class D Member, as applicable.

(d)            Authorization and Issuance of Additional Units. Subject to the limitations on issuing additional Units set forth in this Agreement (including Section 7.4), the requirements set forth in the Exchange Agreement and any applicable listing exchange requirements, the Managing Member may issue additional Classes of Units, other Equity Securities in the Company or other Company securities from time to time with such rights, obligations, powers, designations, preferences and other terms, which may be different from, including senior to, any then existing or future Classes of Units, other Equity Securities in the Company or other Company securities, as the Managing Member shall determine from time to time, in its sole discretion, without the vote or consent of any other Member or any other Person, including (i) the right of such Units, other Equity Securities in the Company or other Company securities to share in Net Income and Net Loss or items thereof, (ii) the right of such Units, other Equity Securities in the Company or other Company securities to share in Company distributions, (iii) the rights of such Units, other Equity Securities or other Company securities upon dissolution and liquidation of the Company, (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units, other Equity Securities in the Company or other Company securities (including sinking fund provisions), (v) whether such Units, other Equity Securities in the Company or other Company securities are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange, (vi) the terms and conditions upon which such Units, other Equity Securities in the Company or other Company securities will be issued, evidenced by certificates or assigned or transferred, (vii) the terms and conditions of the issuance of such Units, other Equity Securities in the Company or other Company securities (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing Member being expressly authorized, in its sole discretion, to cause the Company to issue Units, other Equity Securities in the Company or other Company securities for less than Fair Market Value), and (viii) the right, if any, of the holder of such Units, other Equity Securities in the Company or other Company securities to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units, other Equity Securities in the Company or other Company securities. The Managing Member, without the vote or consent of any other Member or any other Person but subject to Sections 3.1(d) and 3.1(e) and any applicable listing exchange requirements, is authorized (i) to issue any Units, other Equity Securities in the Company or other Company securities of any such newly established Class, and (ii) to amend this Agreement to reflect the creation of any such new series, the issuance of Units, other Equity Securities in the Company or other Company securities of such series, and the admission of any Person as a Member which has received Units or other Equity Securities of any such Class, in accordance with this Section 3.2, 7.3 and 9.4. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class B Units, the Class C Units, the Class D Units and any other series of Units that may be established in accordance with this Agreement.

Section 3.3.            Capital Account.

(a)            The Managing Member shall maintain for each Member owning Units a separate Capital Account with respect to such Units in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Units pursuant to this Agreement and (ii) all items of Company income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 3.3(b) and allocated with respect to such Units pursuant to Section 5.1, and decreased by (x) the amount of cash or Fair Market Value of all actual and deemed distributions of cash or property made with respect to such Units pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 3.3(b) and allocated with respect to such Units pursuant to Section 5.1. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts or any adjustments thereto (including, without limitation, adjustments relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Treasury Regulations, the Managing Member, without the consent of any other Person, may make such modification, notwithstanding the terms of this Agreement; provided that it is not likely to have a material effect on the amounts distributed or distributable to any Person pursuant to ARTICLE VII hereof upon the dissolution of the Company. The Managing Member, without the consent of any other Person, also shall (i) make any adjustments, notwithstanding the terms of this Agreement, that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications, notwithstanding the terms of this Agreement, in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b)            For purposes of computing the amount of any item of income, gain, loss or deduction, which is to be allocated pursuant to ARTICLE V and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose); provided, that:

(i)            Solely for purposes of this Section 3.3, the Company shall be treated as owning directly its proportionate share (as determined by the Managing Member) of all property owned by any partnership, limited liability company, unincorporated business or other entity or arrangement that is classified as a partnership or disregarded entity for federal income tax purposes, of which the Company is, directly or indirectly, a partner (in the case of a partnership) or owner (in the case of a disregarded entity).

(ii)            Except as otherwise provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a) (1) (B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii)            Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

(iv)            In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3) as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 3.3(c) to the Carrying Value of any Adjusted Property that is subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined in the manner described in Treasury Regulations Sections 1.704-1(b)(2)(iv)(g) (3) and 1.704-3(a)(6)(i) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any method that the Managing Member may adopt.

(c)            If a Member transfers an interest in the Company to a new or existing Member, the transferee Member shall succeed to that portion of the transferor’s Capital Account that is attributable to the transferred interest. Any reference in this Agreement to a Capital Contribution of, or Distribution to, a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the interest of such former Member transferred to such successor Member. In addition, the following shall apply:

(i)            In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 5.1 in the same manner as a corresponding item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and Fair Market Value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the Managing Member using such method of valuation as it may adopt; provided, however, that the Managing Member, in arriving at such valuation, must take fully into account the Fair Market Value of the Units of all Members at such time. The Managing Member shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a Fair Market Value for individual properties.

(ii)            In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Unit), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its Fair Market Value, and had been allocated to the Members, at such time, pursuant to Section 5.1 in the same manner as a corresponding item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and Fair Market Value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to ARTICLE VII or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 3.3(c) or (B) in the case of a liquidating distribution pursuant to ARTICLE VII, be determined and allocated by the Person winding up the Company pursuant to Section 7.2(c) using such method of valuation as it may adopt.

(iii)            The Managing Member may make the adjustments described in this Section 3.3(c) in the manner set forth herein if the Managing Member determines that such adjustments are necessary or useful to effectuate the intended economic arrangement among the Members, including Members who received Units in connection with the performance of services to or for the benefit of the Company.

(d)            Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Managing Member shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members, the Managing Member may make such modification, notwithstanding any other provision hereof, without the consent of any other Person.

Section 3.4.            No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any distribution from the Company, except as expressly provided herein.

Section 3.5.            Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company, then the making of such loans shall not result in any increase in the Capital Account balance of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.6.            No Right of Partition. To the fullest extent permitted by law, no Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to distributions of specific assets of the Company or any of its Subsidiaries.

Section 3.7.            Non-Certification of Units; Legend; Units are Securities.

(a)            Units shall be issued in non-certificated form; provided that the Managing Member may cause the Company to issue certificates to a Member representing the Units held by such Member.

(b)            If the Managing Member determines that the Company shall issue certificates representing Units to any Member, the following provisions of this Section 3.7 shall apply:

(i)            The Company shall issue one or more certificates in the name of such Person in such form as it may approve, subject to Section 3.7(b)(ii) (a “Membership Interest Certificate”), which shall evidence the ownership of the Units represented thereby. Each such Membership Interest Certificate shall be denominated in terms of the number of Units evidenced by such Membership Interest Certificate and shall be signed by the Managing Member or an Officer on behalf of the Company.

(ii)            Each Membership Interest Certificate shall bear a legend substantially in the following form:

THIS CERTIFICATE EVIDENCES A CLASS UNIT REPRESENTING AN INTEREST IN CLEARWAY ENERGY LLC AND SHALL CONSTITUTE A “SECURITY” WITHIN THE MEANING OF, AND SHALL BE GOVERNED BY, (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8-102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE, AND (II) THE CORRESPONDING PROVISIONS OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.

THE INTERESTS IN CLEARWAY ENERGY LLC REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CLEARWAY ENERGY LLC, DATED AS OF MAY 1, 2026 BY AND AMONG EACH OF THE MEMBERS FROM TIME TO TIME PARTY THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

(iii)            Each Unit shall constitute a “security” within the meaning of, and shall be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

(iv)            The Company shall issue a new Membership Interest Certificate in place of any Membership Interest Certificate previously issued if the holder of the Units represented by such Membership Interest Certificate, as reflected on the books and records of the Company:

(A)            makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Membership Interest Certificate has been lost, stolen or destroyed;

(B)            requests the issuance of a new Membership Interest Certificate before the Company has notice that such previously issued Membership Interest Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(C)            if requested by the Company, delivers to the Company such security, in form and substance satisfactory to the Company, as the Managing Member may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Membership Interest Certificate; and

(D)            satisfies any other reasonable requirements imposed by the Company.

(v)            Upon a Member’s Transfer in accordance with the provisions of this Agreement of any or all Units represented by a Membership Interest Certificate, the Transferee of such Units shall deliver such Membership Interest Certificate, duly endorsed for Transfer by the Transferee, to the Company for cancellation, and the Company shall thereupon issue a new Membership Interest Certificate to such Transferee for the number of Units being Transferred and, if applicable, cause to be issued to such Transferring Member a new Membership Interest Certificate for the number of Units that were represented by the canceled Membership Interest Certificate and that are not being Transferred.

Section 3.8.            Outside Activities of the Members. Any Member or any of their respective Affiliates shall be entitled to have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company or any of its Subsidiaries or any Person in which the Company or any of its Subsidiaries has an ownership interest. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any other Member.

Article IV
DISTRIBUTIONS

Section 4.1.            Determination of Distributions. Distributions shall be made to the Members pro rata in accordance with their Percentage Interests when and in such amounts as determined by the Managing Member, in accordance with the terms of this Agreement; provided, however that in the event the Company issues Class C Units or securities convertible or exchangeable for Class C Units for less than Fair Market Value, the amount distributed on account of Class B Units and Class D Units relative to Class C Units shall be equitably adjusted by the Managing Member.

Section 4.2.            Successors. For purposes of determining the amount of distributions under Section 4.1, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

Section 4.3.            Withholding. Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that may be required to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Managing Member may treat the amount withheld as a distribution of cash pursuant to this ARTICLE IV in the amount of such withholding from such Member. Each Member hereby agrees, to the maximum extent permitted by law, to indemnify and hold harmless the Company and the other Members from and against any liability, claim or expense (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to any tax withholdings made or required to be made on behalf of or with respect to such Member. In the event the Company is liquidated and a liability or claim is asserted against, or expense borne by, the Company or any Member for tax withholdings made or required to be made, such person shall have the right to be reimbursed from the Member on whose behalf such tax withholding was made or required to be made.

Section 4.4.            Limitation. Notwithstanding any other provision of this Agreement, the Company, and the Managing Member on behalf of the Company, shall not be required to make a distribution (a) if such distribution to any Member or Assignee would violate the Act or other applicable law, or (b) in any form other than cash.

Article V
ALLOCATIONS

Section 5.1.            Allocations for Capital Account Purposes.

(a)            Except as otherwise provided in this Agreement, Net Income and Net Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated in a manner such that the Capital Account of each Member after giving effect to the special allocations set forth in Section 5.1(b) is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Section 7.2 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each non-recourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Company were distributed to the Members pursuant to this Agreement, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(b)            Special Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

(i)            Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts determined according to Treasury Regulations Sections 1.704-2(f) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(b) with respect to such taxable period (other than an allocation pursuant to Section 5.1(b)(iii) and Section 5.1(b)(vi)). This Section 5.1(b)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)            Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(b)(i)), except as provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts determined according to Treasury Regulations Sections 1.704-2(i)(4), or any successor provisions. For purposes of this Section 5.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(b), other than Section 5.1(b)(i) and other than an allocation pursuant to Section 5.1(b)(i)(v) and Section 5.1(b)(i)(vi), with respect to such taxable period. This Section 5.1(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)            Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible, unless such deficit balance is otherwise eliminated pursuant to Section 5.1(b)(i) or (ii). This Section 5.1(b)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv)            Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(b)(iv) were not in this Agreement.

(v)            Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Managing Member determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi)            Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the “Economic Risk of Loss” (as defined in the Treasury Regulations) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(vii)            Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Treasury Regulations Section 1.752-3(a)(3) shall be allocated to the Members in accordance with their respective Percentage Interests.

(viii)            Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix)            Curative Allocation.

(A)            The allocations set forth in Section 5.1(b)(i), (ii), (iii) and (viii) (the “Required Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.1(b)(ix)(A). Therefore, notwithstanding any other provision of this ARTICLE V (other than the Required Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.

(B)            The Managing Member shall, with respect to each taxable period, (1) apply the provisions of Section 5.1(b)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(b)(ix)(A) among the Members in a manner that is likely to minimize such economic distortions.

(x)            Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

Section 5.2.            Allocations for Tax Purposes.

(a)            The income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for purposes of computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses and deductions for tax purposes shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)            In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:

(i)            In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution.

(ii)            In the case of an Adjusted Property, such items shall (A) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 3.3(c)(i) or Section 3.3(c)(ii), and (B) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 5.2(b)(i)(A).

(iii)            In order to eliminate Book-Tax Disparities, the Managing Member may cause the Company to use any method described in Treasury Regulations Section 1.704-3.

(c)            For purposes of determining the items of Company income, gain, loss, deduction, or credit allocable to any Member with respect to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method under Code Section 706 and the Treasury Regulations promulgated thereunder.

(d)            Tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Managing Member taking into account the principles of Treasury Regulations Sections 1.704-1(b)(4)(ii) and 1.704-1T(b)(4)(xi).

(e)            Allocations pursuant to this Section 5.2 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, distributions or other Company items pursuant to any provision of this Agreement.

(f)            For the proper administration of the Company, the Managing Member shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; (iii) without the consent of any other Person being required, amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code; and (iv) adopt and employ such methods for (A) the maintenance of capital accounts for book and tax purposes, (B) the determination and allocation of adjustments under Sections 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Members, (E) the provision of tax information and reports to the Members, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of Units and (J) tax compliance and other tax-related requirements, including without limitation, the use of computer software, in each case, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law. The Managing Member may adopt such conventions and make such allocations as provided in this Section 5.2(f) without the consent of a Member only if such conventions or allocations would not have a material adverse effect on such affected Member, and if such allocations are consistent with the principles of Section 704 of the Code.

Section 5.3.            Members’ Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made pursuant to this ARTICLE V and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of this ARTICLE V in reporting their shares of Company income, gain, loss, deduction and credit for federal, state and local income tax purposes.

Section 5.4.            Certain Costs and Expenses. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, and (ii) reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its subsidiaries (including expenses that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without suggesting any limitation of any kind, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Managing Member.

Article VI
MANAGEMENT

Section 6.1.            Managing Member; Delegation of Authority and Duties.

(a)            Authority of Managing Member. The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, which may from time to time delegate authority to Officers or to others to act on behalf of the Company. Without limiting the foregoing provisions of this Section 6.1(a), the Managing Member shall have the sole power to manage or cause the management of the Company, including the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity. Clearway Inc. is the initial Managing Member of the Company.

(b)            Other Members. No Member who is not also a Managing Member, in his or her or its capacity as such, shall participate in or have any control over the business of the Company. Except as expressly provided herein, the Units, other Equity Securities in the Company, or the fact of a Member’s admission as a member of the Company do not confer any rights upon the Members to participate in the management of the affairs of the Company. Except as expressly provided herein, no Member who is not also a Managing Member shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote or consent with respect to under the Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Managing Member. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required by law or expressly provided in Section 6.1(c) or by separate agreement with the Company, no Member who is not also a Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also a Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or her or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member.

(c)            Delegation by Managing Member. The Company may employ one or more Members from time to time, and such Members, in their capacity as employees or agents of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member. To the fullest extent permitted by law, the Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

Section 6.2.            Officers.

(a)            Designation and Appointment. The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company, with such titles as and to the extent authorized by the Managing Member. Any number of offices may be held by the same Person. In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Managing Member may from time to time delegate to them. The Managing Member may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member. Designation of an Officer shall not of itself create any employment or, except as provided in Section 6.4, contractual rights.

(b)            Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. All employees, agents and Officers shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or Officer of the Company may be suspended by or altered by the Managing Member from time to time, in each case in the sole discretion of the Managing Member.

(c)            Officers as Agents. The Officers, to the extent of their powers, authority and duties set forth in this Agreement or an employment agreement or otherwise vested in them by the Managing Member, are agents of the Company for the purposes of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

Section 6.3.            Liability of Members.

(a)            No Personal Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Person’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Except as otherwise required by the Act, each Member shall be liable only to make such Member’s Capital Contribution to the Company, if applicable, and the other payments provided for expressly herein.

(b)            Return of Distributions. In accordance with the Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no distribution to any Member pursuant to ARTICLE IV shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and, to the fullest extent permitted by law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c)            No Duties. Notwithstanding any other provision of this Agreement or any duty otherwise existing at law, in equity or otherwise, the parties hereby agree that the Members (including without limitation, the Managing Member), shall, to the maximum extent permitted by law, including Section 18-1101(c) of the Act, owe no duties (including fiduciary duties) to the Company, the other Members or any other Person who is a party to or otherwise bound by this Agreement; provided, however, that nothing contained in this Section 6.3(c) shall eliminate the implied contractual covenant of good faith and fair dealing. To the extent that, at law or in equity, any Member (including without limitation, the Managing Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or otherwise bound by this Agreement, the Members (including without limitation, the Managing Member) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including without limitation, the Managing Member) otherwise existing at law, in equity or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of the Members (including without limitation, the Managing Member) relating thereto. The Managing Member may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Managing Member is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the other Members, or (ii) in its “good faith” or under another expressed standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standards.

Section 6.4.            Indemnification by the Company.

(a)            To the fullest extent permitted by applicable law (as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment)) but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties (including excise and similar taxes and punitive damages), interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its acting in the capacity that gave rise to its status as an Indemnitee (a “Proceeding”); provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 6.4, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Company, it being agreed that the Managing Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b)            To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.4(a) in defending any Proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.4.

(c)            The rights provided by this Section 6.4 shall be deemed contract rights and shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of the Membership Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)            The Company may purchase and maintain insurance on behalf of the Company and its Subsidiaries and such other Persons as the Managing Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)            For purposes of this Section 6.4, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 6.4(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)            In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)            An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)            The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)             No amendment, modification or repeal of this Section 6.4 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. It is expressly acknowledged that the indemnification provided in this Section 6.4 could involve indemnification for negligence or under theories of strict liability. Notwithstanding the foregoing, no Indemnitee shall be entitled to any indemnity or advancement of expenses in connection with any Proceeding brought (i) by such Indemnitee against the Company (other than to enforce the rights of such Indemnitee pursuant to this Section 6.4), any Member or any Officer, or (ii) by or in the right of the Company, without the prior written consent of the Managing Member.

Section 6.5.            Liability of Indemnitees.

(a)            Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Persons who have acquired interests in the Company, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and nonappealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)            The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member in good faith.

(c)            To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the Managing Member and any other Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement.

(d)            Any amendment, modification or repeal of this Section 6.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 6.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.6.            Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that: (a) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Member.

Article VII
WITHDRAWAL; DISSOLUTION; TRANSFER OF MEMBERSHIP INTERESTS; ADMISSION OF NEW MEMBERS

Section 7.1.            Member Withdrawal. No Member shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company except pursuant to a Transfer permitted under this Agreement.

Section 7.2.            Dissolution.

(a)            Events. The Company shall be dissolved and its affairs shall be wound up on the first to occur of (i) the determination of the Managing Member, (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act or (iii) the termination of the legal existence of the last remaining Member or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by the Act. In the event of a dissolution pursuant to clause (i) of the immediately preceding sentence, the relative economic rights of each Class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 7.2(c) below in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, with respect to any Class of Units, holders of not less than 90% of the Units of such Class consent in writing to a treatment other than as described above.

(b)            Actions Upon Dissolution. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Managing Member or, in the event of the unavailability of the Managing Member or if the Managing Member shall so determine, such Member or other liquidating trustee as shall be named by the Managing Member.

(c)            Priority. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 7.2 to minimize any losses otherwise attendant upon such winding up. Upon dissolution of the Company, the assets of the Company shall be applied in the following manner and order of priority: (i) to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (including all contingent, conditional or unmatured claims), whether by payment or the making of reasonable provision for payment thereof; and (ii) the balance shall be distributed to the Members in accordance with ARTICLE IV.

(d)            Cancellation of Certificate. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate shall have been canceled in the manner required by the Act.

(e)            Return of Capital. The liquidators of the Company shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

(f)            Hart Scott Rodino. Notwithstanding any other provision in this Agreement, in the event the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is applicable to any Member by reason of the fact that any assets of the Company will be distributed to such Member in connection with the dissolution of the Company, the distribution of any assets of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

Section 7.3.            Transfer by Members. No Member may Transfer all or any portion of its Units or other interests or rights in the Company except as provided in Section 3.2 or otherwise with the written consent of the Managing Member (not to be unreasonably withheld, conditioned or delayed); provided, however, that, subject to the provisions of Section 7.4(c) (other than the provisions of Section 7.4(c)(v) to the extent that such provisions relate to the delivery of legal and/or tax opinions), without the consent of the Managing Member, a Member may, at any time, Transfer any of such Member’s Units pursuant to the Exchange Agreement. In addition, unless the Managing Member determines in good faith that a proposed Transfer would violate Section 7.4(c) below, the Managing Member shall be deemed to have consented to a Transfer (i) by a Class B Member of Class B Units then held by such Member to a Permitted Transferee, (ii) by a Class D Member of Class D Units then held by such Member to a Permitted Transferee or (iii) to a Successor in Interest; provided, that in connection with any such Transfer, the transferor shall transfer an equivalent number of shares of Class B Common Stock or Class D Common Stock (as applicable) to the transferee, in accordance with the terms of the Clearway Inc. Charter. Any purported Transfer of all or a portion of a Member’s Units or other interests in the Company not complying with this Section 7.3 shall be void and shall not create any obligation on the part of the Company or the other Members to recognize that Transfer or to deal with the Person to which the Transfer purportedly was made. Notwithstanding anything to the contrary herein, the Class C Units shall not be Transferable, except to a transferring Class C Member’s Successor in Interest (as applicable) or pursuant to the Exchange Agreement.

Section 7.4.            Admission or Substitution of New Members.

(a)            Admission. Without the consent of any other Person, the Managing Member shall have the right to admit as a Substituted Member or an Additional Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company. Concurrently with the admission of a Substituted Member or an Additional Member, the Managing Member shall forthwith (i) amend the Schedule of Members to reflect the name and address of such Substituted Member or Additional Member and to eliminate or modify, as applicable, the name and address of the Transferring Member with regard to the Transferred Units and (ii) cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a Transferee as a Substituted Member in place of the Transferring Member, or the admission of an Additional Member, in each case, at the expense, including payment of any professional and filing fees incurred, of such Substituted Member or Additional Member.

(b)            Conditions and Limitations. The admission of any Person as a Substituted Member or an Additional Member shall be conditioned upon such Person’s written acceptance and adoption of all the terms and provisions of this Agreement by execution and delivery of the Adoption Agreement in the form attached hereto as Exhibit A or such other written instrument(s) in form and substance satisfactory to the Managing Member on behalf of the Company.

(c)            Prohibited Transfers. Notwithstanding any contrary provision in this Agreement, unless each of the Members agrees otherwise in writing, in no event may any Transfer of a Unit or other interest in the Company be made by any Member or Assignee if:

(i)            such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit or other interest in the Company;

(ii)            except as otherwise provided pursuant to the Exchange Agreement, such Transfer (which solely for purposes of this Section 7.4(c) shall include the issuance of Units upon the exercise of an option or warrant to acquire such Unit) would not be within (or would cause the Company to fail to qualify for) one or more of the safe harbors described in paragraphs (e), (f), (g), (h) or (j) of Treasury Regulations Section 1.7704-1 or otherwise would pose a material risk that the Company could be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder;

(iii)           such Transfer would require the registration of such transferred Unit or other interest in the Company or of any Class of Unit or other interest in the Company pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;

(iv)            such Transfer would cause any portion of the assets of the Company to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time; or

(v)            to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined in the Managing Member’s sole discretion.

In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member shall determine that interests in the Company do not meet or will not meet the requirements of Treasury Regulation Section 1.7704-1(h) or could cause the Company to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code, the Managing Member may impose such restrictions on the Transfer of Units or other interests in the Company as the Managing Member may determine to be necessary or advisable so that the Company is not treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

Any Transfer in violation of Section 7.3 or this Section 7.4(c) shall be null and void ab initio and of no effect.

(d)            Effect of Transfer to Substituted Member. Following the Transfer of any Unit or other interest in the Company that is permitted under Sections 7.3 and 7.4, the Transferee of such Unit or other interest in the Company shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such Unit or other interest in the Company, shall succeed to the Capital Account balance associated with such Unit or other interest in the Company, shall receive allocations and distributions under ARTICLE IV and ARTICLE V in respect of such Unit or other interest in the Company and otherwise shall become a Substituted Member entitled to all the rights of a Member with respect to such Unit or other interest in the Company.

Section 7.5.            Additional Requirements. Notwithstanding any contrary provision in this Agreement, for the avoidance of doubt, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any interests in the Company that are outstanding as of the date of this Agreement or are created hereafter, with the written consent of the holder of such interests in the Company. Such requirements, provisions and restrictions need not be uniform among holders of interests in the Company and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the interests in the Company owned by any one or more Members or Assignees at any time and from time to time, and such actions or omissions by the Managing Member shall not constitute the breach of this Agreement or of any duty hereunder or otherwise existing at law, in equity or otherwise.

Section 7.6.            Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

Section 7.7.            Mandatory Exchange. The Managing Member may, with the consent of each of the Class B Members and Class D Members who, together with its Affiliates and Permitted Transferees, beneficially own at least 75% of the Class B Units and Class D Units in the aggregate, require all Members holding Class B Units or Class D Units to exchange all such Units held by them pursuant to the Exchange Agreement. Any exchange of Class B Units and Class D Units pursuant to this Section 7.7 shall be treated as a transfer of Units governed by Section 3.2(c).

Article VIII
BOOKS AND RECORDS; FINANCIAL STATEMENTS AND OTHER INFORMATION; TAX MATTERS

Section 8.1.            Books and Records. The Company shall keep at its principal executive office (i) correct and complete books and records of account (which, in the case of financial records, shall be kept in accordance with GAAP), (ii) minutes of the proceedings of meetings of the Members, (iii) a current list of the directors and officers of the Company and its Subsidiaries and their respective residence addresses, and (iv) a record containing the names and addresses of all Members, the total number of Units held by each Member, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. Except as expressly set forth in this Agreement, notwithstanding the rights set forth in Section 18-305 of the Act, no Member shall have the right to obtain information from the Company.

Section 8.2.            Information.

(a)            The Members shall be supplied at the Company’s expense with all other Company information reasonably necessary to enable each Member to prepare its federal, state, and local income tax returns on a timely basis.

(b)            All determinations, valuations and other matters of judgment required to be made for ordinary course accounting purposes under this Agreement shall be made by the Managing Member and shall be conclusive and binding on all Members, their Successors in Interest and any other Person who is a party to or otherwise bound by this Agreement, and to the fullest extent permitted by law or as otherwise provided in this Agreement, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

Section 8.3.            Fiscal Year. The Fiscal Year of the Company shall end on December 31st unless otherwise determined by the Managing Member in its sole discretion in accordance with Section 706 of the Code.

Section 8.4.            Certain Tax Matters.

(a)            Preparation of Returns. The Managing Member shall cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed. The Managing Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States of America, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. Except as specifically provided otherwise in this Agreement, the Managing Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws. As promptly as practicable after the end of each Fiscal Year, the Managing Member shall cause the Company to provide to each Member a Schedule K-1 for such Fiscal Year. Additionally, the Managing Member shall cause the Company to provide on a timely basis to each Member, to the extent commercially reasonable and available to the Company without undue cost, any information reasonably required by the Member to prepare, or in connection with an audit of, such Member’s income tax returns.

(b)            Consistent Treatment. Each Member agrees that it shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on its individual income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Schedule K-1 or other information statement furnished by the Company to such Member for use in preparing its income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.

(c)            Duties of the Tax Matters Member and Partnership Representative. In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (i) the Managing Member shall direct the Tax Matters Member or Partnership Representative, as applicable, to act for, and such action shall be final and binding upon, the Company and all Members except to the extent a Member shall properly elect to be excluded from such proceeding pursuant to the Code, (ii) all expenses incurred by the Tax Matters Member or Partnership Representative, as applicable, in connection therewith (including attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of, and payable by, the Company, (iii) no Member shall have the right to (A) participate in the audit of any Company tax return, (B) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit (other than items which are not partnership items within the meaning of Code Section 6231(a) (4) or which cease to be partnership items under Code Section 6231(b)) reflected on any tax return of the Company, (C) participate in any administrative or judicial proceedings conducted by the Company, the Tax Matters Member or Partnership Representative, as applicable, arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (D) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Company, the Tax Matters Member or Partnership Representative, as applicable, or with respect to any such amended return or claim for refund filed by the Company, the Tax Matters Member or Partnership Representative, as applicable, or in any such administrative or judicial proceedings conducted by the Company, the Tax Matters Member or Partnership Representative, as applicable, and (iv) the Tax Matters Member or Partnership Representative, as applicable, shall keep the Members reasonably apprised of the status of any such proceeding. Notwithstanding the previous sentence, if a petition for a readjustment to any partnership item included in a final partnership administrative adjustment is filed with a District Court or the Court of Claims and the IRS has elected to assess income tax against a Member with respect to that final partnership administrative adjustment (rather than suspending assessments until the District Court or Court of Claims proceedings become final), such Member shall be permitted to file a claim for refund within such period of time as to avoid application of any statute of limitations which would otherwise prevent the Member from having any claim based on the final outcome of that review.

(d)            Tax Matters Member and Partnership Representative. The Company and each Member hereby designate the Managing Member as (i) the “tax matters partner” for purposes of Code Section 6231(a)(7) (the “Tax Matters Member”) and (ii) the “partnership representative” for purposes of Code Section 6223 (the “Partnership Representative”).

(e)            Certain Filings. Upon the Transfer of an interest in the Company (within the meaning of the Code), a sale of Company assets or a liquidation of the Company, the Members shall provide the Managing Member with information and shall make tax filings as reasonably requested by the Managing Member and required under applicable law.

(f)            Section 754 Election. The Managing Member shall cause the Company to make and to maintain and keep in effect at all times, in accordance with Sections 734, 743 and 754 of the Code and applicable Treasury Regulations and comparable state law provisions, an election to adjust basis in the event (i) any Class B Unit or Class D Unit is Transferred in accordance with this Agreement or the Exchange Agreement or (ii) any Company property is distributed to any Member.

(g)            Imputed Underpayment. If the Company pays an imputed underpayment pursuant to Section 6225 of the Code, to the extent possible, the portion thereof attributable to a Member shall be treated as a withholding tax with respect to such Member under Section 4.3. To the extent that such portion of an imputed underpayment cannot be withheld from a current distribution, the Member (or former Member) shall be liable to the Company for the amount that cannot be so offset (including any liability for Taxes, penalties, additions to Tax or interest). The Company may elect the alternative set forth in Section 6226 of the Code instead of paying the imputed underpayment.

Article IX
MISCELLANEOUS

Section 9.1.            Separate Agreements; Schedules. Notwithstanding any other provision of this Agreement, including Section 9.4, or of any other binding agreement between the Company and any Member, the Managing Member may, or may cause the Company to, without the approval of any other Member or other Person, enter into separate agreements with individual Members with respect to any matter, which have the effect of establishing rights under, or altering, supplementing or amending the terms of, this Agreement or any such separate agreement. The parties hereto agree that any terms contained in any such separate agreement shall govern with respect to such Member(s) party thereto notwithstanding the provisions of this Agreement. The Managing Member may from time to time execute and deliver to the Members schedules which set forth information contained in the books and records of the Company and any other matters deemed appropriate by the Managing Member. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

Section 9.2.            Governing Law; Disputes.

(a)            THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(b)            Any dispute, controversy or claim solely arising out of, relating to or in connection with rights or obligations of any Member holding Units of a Class vis-à-vis a Member holding Units of another Class shall be finally settled by arbitration. The arbitration shall take place in Wilmington, Delaware and be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect (except as they may be modified by mutual agreement of the Member holding Units of a Class and the affected Member holding Units of another Class.). The arbitration shall be conducted by three neutral, impartial and independent arbitrators, who shall be appointed by the AAA, at least one of whom shall be a retired judge or a senior partner at one of the nationally recognized Delaware-based law firms. The arbitration award shall be final and binding on the parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. The costs of the arbitration shall be borne by the Company. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. Notwithstanding the foregoing, the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate and/or seeking temporary or preliminary relief in aid of an arbitration hereunder.

(c)            Each party agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in the United States District Court for the District of Delaware or any Delaware State court, in each case, sitting in the City of Wilmington, Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions contemplated hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 9.5.

(d)            EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, DEMAND OR PROCEEDING (INCLUDING COUNTERCLAIMS) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.3.            Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof), and nothing in this Agreement (express or implied) is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.4.            Amendments and Waivers. This Agreement may be amended, supplemented, waived or modified with the written consent of the Managing Member and the Members holding a majority of each class of outstanding Units; provided, that so long as the Managing Member is Clearway Inc., any such amendment, supplement or waiver must be approved by a majority of Clearway Inc.’s independent directors (as determined in accordance with the applicable listing rules of the exchange on which Clearway Inc.’s common stock is listed as of the time of such amendment, supplement or waiver); provided, further, that the books and records of the Company (including the Schedule of Members) shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member, the adjustment of the Units or other interests in the Company resulting from any issuance, Transfer or other disposition of Units or other interests in the Company, in each case that is made in accordance with the provisions hereof. If an amendment has been approved in accordance with this Agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment.

No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.5.            Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Member at such Member’s address, facsimile number or email address shown in the Company’s books and records, or, if given to the Company, at the following address or email address:

Clearway Energy LLC
300 Carnegie Center, Suite 300
Princeton, New Jersey 08540
Attention: General Counsel
Email: ogc@clearwayenergy.com

Each proper notice shall be effective upon any of the following: (a) personal delivery to the recipient, (b) when sent by facsimile or email to the recipient (with confirmation of receipt), (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (d) three Business Days after being deposited in the mails (first class or airmail postage prepaid).

Section 9.6.            Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 9.7.            Power of Attorney. Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney in fact, each acting alone, in such Member’s name, place and stead, (a) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (b) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability, incapacity, bankruptcy or dissolution of such Member. No power of attorney granted in this Agreement shall revoke any previously granted power of attorney.

Section 9.8.            Entire Agreement. This Agreement, the Exchange Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including the Fourth Amended Agreement.

Section 9.9.            Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.

Section 9.10.         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 9.11.         Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, distributions, capital or property other than as a secured creditor.

Section 9.12.         Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 9.13.         Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 9.14.         Delivery by Facsimile or Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first above written.

MANAGING MEMBER

CLEARWAY ENERGY, INC.

By:	/s/ Craig Cornelius
Name:	Craig Cornelius
Title:	President and Chief Executive Officer

OTHER MEMBERS

CLEARWAY ENERGY GROUP LLC

By:	/s/ Craig Cornelius
Name:	Craig Cornelius
Title:	President and Chief Executive Officer

[Signature Page to Fifth Amended and Restated LLC Agreement of Clearway Energy LLC]

EXHIBIT A

Adoption Agreement

This Adoption Agreement is executed by the undersigned pursuant to the Fifth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC (the “Company”), dated as of May 1, 2026, as amended, restated or supplemented from time to time, a copy of which is attached hereto and is incorporated herein by reference (the “Agreement”). By the execution of this Adoption Agreement, the undersigned agrees as follows:

1.            Acknowledgment. The undersigned acknowledges that he/she is acquiring [Class [•] Units] of the Company as a Member, subject to the terms and conditions of the Agreement (including the Exhibits thereto), as amended from time to time. Capitalized terms used herein without definition are defined in the Agreement and are used herein with the same meanings set forth therein.

2.            Agreement. The undersigned hereby joins in, and agrees to be bound by, subject to, and enjoy the benefit of the applicable rights set forth in, the Agreement (including the Exhibits thereto), as amended from time to time, with the same force and effect as if he/she were originally a party thereto.

3.            Notice. Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed below.

EXECUTED AND DATED on this            day of                                  , 20       .

[Name]

Notice Address:

Facsimile: Email:

A-1